FOR IMMEDIATE RELEASE


Contact:    Steven F. Groth, Chief Financial Officer
            (212) 599-8000



        FINANCIAL FEDERAL CORPORATION CALLS ITS 4.5%
        CONVERTIBLE SUBORDINATED NOTES FOR REDEMPTION
        ---------------------------------------------


NEW YORK, NY: July 25, 2002 - Financial Federal Corporation ("FIF" - NYSE) announced today that it is calling for redemption all $91,188,000 of its outstanding 4.5% convertible subordinated notes. Holders of the notes have until the redemption date of August 16, 2002 to present and surrender their notes. Holders have the option to receive cash equal to 101.929% of the principal amount of their notes (includes a 1.929% call premium) plus accrued interest to, but excluding, the redemption date or 33.16 shares of the Company's common stock for each $1,000 of principal amount of their notes (a conversion price of $30.15625 per share).


Financial Federal Corporation specializes in financing industrial and commercial equipment through installment sales and leasing programs for manufacturers, dealers and end users nationwide. For additional information, please visit the Company's website at www.financialfederal.com.


This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Readers are referred to the most recent reports on Forms 10-K and 10-Q filed by the Company with the Securities and Exchange Commission that identify such risks and uncertainties.


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